UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

November 30, 2006
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

616 N. North Court, Suite 120 Palatine, Illinois 60067 (Address of principal executive offices) (Zip Code) (847) 705-7709 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐› Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐› Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐› Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐› Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 30, 2006, the Registrant amended bridge loan agreements with Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (collectively, the “VC Lenders”) and certain individual lenders, dated June 22, 2005, September 16, 2005, November 9, 2005 and January 31, 2006 (the “Bridge Loan Agreements”), under which the Registrant has borrowed the principal amount of $7.278 million (inclusive of the November 30, 2006 bridge loan in the principal amount of $534,000 described in Item 8.01 below) (collectively, the “Bridge Loans”). The amendments to the Bridge Loan Agreements provide for:

(i)	the extension of the maturity date of the Bridge Loans from December 1, 2006 to March 31, 2007;

(ii)
the satisfaction of interest payments in the Registrant’s common stock based upon the average of the closing bid and asked prices of the common stock for the five (5) trading days immediately preceding the interest payment date;

(iii)
the commitment for additional bridge funding to be provided by the VC Lenders in the principal amount of up to $1.466 million (after giving effect to the Bridge Loan of $534,000 made by the VC Lenders on November 30, 2006 and described in Item 8.01 below); and

(iv)
the right of the bridge lenders to convert the Bridge Loans (including the additional bridge loans to be advanced under subsection (iii) above)(the “Bridge Loan Financing”), into the Registrant’s common stock upon the completion of a third-party equity financing providing gross proceeds to the Registrant in the aggregate amount of at least $8 million (a “Third Party Equity Financing”), a Change of Control Transaction or upon the maturity date of the Bridge Loan Financing (each a “Triggering Event”). Upon the occurrence of a Triggering Event, the bridge lenders may convert the $534,000 bridge loan secured November 30, 2006 and any financing secured by the Registrant under funding commitment described in subsection (iii) above into the Registrant’s common stock at a conversion price equal to (A) in the case of the completion of a Third Party Equity Financing, the lesser of (i) 80% of the average closing bid and asked prices of the Registrant’s common stock for the twenty trading days immediately preceding the public announcement of the Third Party Investor Financing, (ii) the average price of the securities sold by the Registrant in such Third Party Equity Financing, and (iii) $0.44 per share, and (B) in the case of a Change of Control Transaction or upon the maturity date of the Bridge Loan Financing, the lesser of (i) 80% of the average closing bid and asked prices of the Registrant’s common stock for the twenty trading days immediately preceding the public announcement of the Change of Control Transaction or the maturity date, as applicable, and (ii) $0.44 per share. In addition, upon a Triggering Event, the bridge lenders may convert $2.55 million of Bridge Loan Financing into the Company's common stock at a conversion price of $0.20 per share, $2.3 million of Bridge Loan Financing at a conversion price of $0.225 per share and $1.894 million of bridge loan financing at a conversion price of $0.25 per share.

GCE Holdings, LLC, which is controlled by the VC Lenders, beneficially owns approximately 78% of the Registrant's outstanding common stock and has the right to designate four directors (of which it has exercised the right with respect to three directors) to the Registrant’s Board of Directors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement

The contents of Items 1.01 and 8.01 are hereby incorporated by reference.

Item 8.01 Other Events

On November 30, 2006, the Registrant borrowed $534,000 pursuant to a certain Bridge Loan Agreement dated January 31, 2006 with various lenders. The Bridge Loan bears interest at a rate of 10% and matures on March 31, 2007. The Bridge Loan contains customary default and acceleration provisions and provides the conversion rights described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Omnibus Amendment and Consent effective as of November 30, 2006 between the Registrant and various lenders.

99.1	Press Release dated November 30, 2006 Announcing Receipt of Bridge Funding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:__/s/ Peter Clemens________________
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: November 30, 2006

Exhibit Index

Exhibit Number	Description

10.1	Omnibus Amendment and Consent effective as of November 30, 2006 between the Registrant and various lenders.

99.1	Press Release dated November 30, 2006 Announcing Receipt of Bridge Funding